
<ARTICLE> 6

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<INVESTMENTS-AT-COST>                            17461
<INVESTMENTS-AT-VALUE>                           18672
<RECEIVABLES>                                       36
<ASSETS-OTHER>                                      89
<OTHER-ITEMS-ASSETS>                              4862
<TOTAL-ASSETS>                                   23659
<PAYABLE-FOR-SECURITIES>                          1769
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                         3853
<TOTAL-LIABILITIES>                               5622
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                             0
<SHARES-COMMON-STOCK>                              721
<SHARES-COMMON-PRIOR>                              659
<ACCUMULATED-NII-CURRENT>                            0<F1>
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                              0
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                          1524
<NET-ASSETS>                                     18037
<DIVIDEND-INCOME>                                   70
<INTEREST-INCOME>                                  140
<OTHER-INCOME>                                       0
<EXPENSES-NET>                                     305
<NET-INVESTMENT-INCOME>                           (95)
<REALIZED-GAINS-CURRENT>                          3723
<APPREC-INCREASE-CURRENT>                       (1460)
<NET-CHANGE-FROM-OPS>                             2168
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                             2147<F2>
<NUMBER-OF-SHARES-SOLD>                             62
<NUMBER-OF-SHARES-REDEEMED>                         86
<SHARES-REINVESTED>                                 87<F3>
<NET-CHANGE-IN-ASSETS>                            1564
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                             1052
<INTEREST-EXPENSE>                                  11
<GROSS-EXPENSE>                                    305
<AVERAGE-NET-ASSETS>                             19905
<PER-SHARE-NAV-BEGIN>                            25000
<PER-SHARE-NII>                                      0<F4>
<PER-SHARE-GAIN-APPREC>                              0<F4>
<PER-SHARE-DIVIDEND>                                 0<F4>
<PER-SHARE-DISTRIBUTIONS>                            0<F4>
<RETURNS-OF-CAPITAL>                                 0<F5>
<PER-SHARE-NAV-END>                              25000
<EXPENSE-RATIO>                                   1.53
<AVG-DEBT-OUTSTANDING>                               0
<AVG-DEBT-PER-SHARE>                                 0

<F1>This item is not applicable to Financial Statements of a Partnership.
<F2>This amount represents repurchases of units.
<F3>The Fund allocates additional units at the close of each fiscal period in order to maintain a $25,000 price per unit. This is the amounts shown here as reinvested.
<F4>These are not meaningful for the Partnership.
<F5>No amounts are shown here as they may be misleading.  The results vary depending on when a partner invested.

